SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported )  July 3, 1996



CINCINNATI MICROWAVE, INC.
(Exact name of registrant as specified in its charter)





Ohio                             0-13136                  31-0903863
(State or other jurisdiction     (Commission              (I.R.S. Employer
of incorporation)                File Number)             Identification No.)



One Microwave Plaza, Cincinnati, Ohio                     45249-9502
(Address of principal executive office)                   (Zip Code)



Registrant's telephone number, including area code        (513) 489-5400




(Former name, former address and former fiscal year, if changed since last report)




Form 8-K                                       Cincinnati Microwave, Inc.



Item 5.   Other Events.

  Cincinnati Microwave, Inc. today announced that Kurt H. Stump has been named interim vice president and chief financial officer,
effective immediately.   Stump replaces Craig V. Wolf, who has resigned.

	"We are very pleased to have Kurt on board as part of the new management team of Cincinnati Microwave," said Erika Williams, president and chief executive officer. "His experience in establishing financial controls and obtaining funding, as well as his background in retailing, will be of great benefit to us as we work to restore the company's financial health." Williams added that "the company wishes Mr. Wolf success in his future endeavors and thanks him for his contributions."

	Stump, 46, joins Cincinnati Microwave from Future Healthcare, Inc. where he has served as executive vice president and chief financial officer since August 1995. From 1994 to 1995, he was senior vice president and chief financial officer of Omnicare, Inc. and from 1990 to 1994 he was vice president, finance and chief financial officer of 84 Lumber Company. Between 1981 and 1990, Stump served as controller for several companies in the retailing industry. Prior to that time, he held a variety of positions of increasing responsibility with Price Waterhouse.
Stump obtained a Bachelor of Arts in Business and Economics from Manchester College and is a certified public accountant.


Item 7.  Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit 99(i) - Press Release of Cincinnati Microwave, Inc. dated
                July 3, 1996.



Form 8-K                       Cincinnati Microwave, Inc.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Cincinnati Microwave, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

July 3, 1996

									CINCINNATI MICROWAVE, INC.


									By: /s/ Elaine M. Bacon
									    Assistant Corporate Secretary